CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 19, 2016 with respect to the audited financial statements of Asia Training Institute, Inc. as of November 30, 2015 and for the period from November 10, 2015 (Inception) through November 30, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 19, 2016